                                  EXHIBIT 23.4

                         [BOYUM & BARENSCHEER PLLP LOGO]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





Wareforce.Com. Inc.
1700 Rosecrans Avenue
Suite B
Manhattan Beach, California 90266


        As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) in regards to Kennsco, Inc. for the year ended June 30, 1998 and 1997, included in or made part of this Form S-1 Registration Statement.



                                       /s/ Boyum & Barenscheer PLLP

                                       Boyum & Barenscheer PLLP
                                       Certified Public Accountants


Minneapolis, Minnesota
November 13, 2000


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